Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm on Supplemental Information

The Board of Directors and Shareholders of TCG BDC, Inc.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated financial statements of assets and liabilities of TCG BDC, Inc. (the “Company”), including the consolidated schedules of investments, as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”) included in this Registration Statement on Form N-2 and related Prospectus (the “Registration Statement”). We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the years ended December 31, 2018, 2017 and 2016 (which are not included in the Registration Statement) and have expressed an unqualified opinion on these financial statements. The accompanying information on page 26 of the Registration Statement under the caption Senior Securities Table for each of the five years in the period ended December 31, 2020 has been subjected to audit procedures performed in conjunction with our audits of the Company’s consolidated financial statements. Such information included in Senior Securities Table is the responsibility of the Company’s management.

Our audit procedures included determining whether the information included in the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, NY
February 23, 2021